Borghese Investments

                         520 Madison Avenue - 32nd Floor
                               New York, NY 10022
                            Telephone:(212) 750-5188
                             Telefax: (212) 750-4635



                                            May 13, 1998



Mr. David N. Brown
Covington & Burling
1201 Pennsylvania Avenue, N.W.
P.O. Box 7566
Washington, D.C.  20044-7566

Dear Mr. Brown:

     I, Livio M. Borghese, hereby resign as a director of OMI Corp. effective as of May 4, 1998.

     Thank you.


                                            Sincerely yours,


                                            /s/ Livio M. Borghese
                                            Livio M. Borghese